UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
November 10, 2008
Date of Report (Date of earliest event reported)
Medicis Pharmaceutical Corporation
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	0-18443 (Commission File Number)	52-1574808 (IRS Employer Identification Number)
7720 North Dobson Road
Scottsdale, Arizona 85256
(Address of principal executive offices) (Zip Code)
(602) 808-8800
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
Item 9.01 Exhibits
SIGNATURES
EX-99.1

Item 2.02 Results of Operations and Financial Condition.
     On November 10, 2008, Medicis Pharmaceutical Corporation (the “Company”) issued a press release announcing its financial results for the quarter ended September 30, 2008 and the filing of an Annual Report on Form 10-K/A for the year ended December 31, 2007 and Quarterly Reports on Form 10-Q/A for the quarterly periods ended March 31, 2008 and June 30, 2008. The amended reports were filed to restate the Company’s consolidated financial statements for the annual, transition and quarterly periods in fiscal years 2003 through 2007 and the first and second quarters of 2008. Management has modified its previous assessments of the Company’s disclosure controls and procedures and internal control over financial reporting in light of the restatement. The modified assessments appear under Item 9A of the Company’s Annual Report on Form 10-K /A and under Part I, Item 4 of the Company’s Quarterly Reports on Form 10-Q/A. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.
     The information in this Current Report, including the accompanying exhibit, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.
Item 9.01 Exhibits.
     (d) Exhibits

99.1	Press Release dated November 10, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 10, 2008	By:	/s/ Richard D. Peterson
Richard D. Peterson
Executive Vice President, Chief Financial Officer and Treasurer